UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2026

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about July 16, 2026, Alpha Modus Holdings, Inc. (the “Company”) appointed Alexander (Sasha) Asgary as the Chief Strategy Officer of the Company, and Chris Chumas, previously the Chief Strategy Officer of the Company, was appointed as Executive Vice President of the Company’s subsidiary, Alpha Modus Financial Services, LLC.

Mr. Asgary, age 42, has served as Vice President of Corporate Communications of the Company since October 2025 (and his entity described below has been paid fees by the Company for his services in that role). Since 2007, Mr. Asgary has served as President and founder of Giant MGMT, a strategic advisory firm that counsels technology-focused companies in private and public markets on strategic positioning, operational growth and streamlining, M&A, capital-markets communications, capital formation and other transaction matters. In January 2024, he founded, and has since served as President of, Giant Financial Labs, a financial software company that develops generative artificial intelligence research and execution tools for investors and traders. From September 2019 to July 2024, Mr. Asgary served as Chief Operating Officer of the Beautysense Group, an e-commerce beauty retailer, where he led the group’s merger-and-acquisition and non-organic growth strategy and oversaw its legal, finance, and governance functions. From October 2018 to November 2023, he served as co-founder and Chief Operating Officer of Weedsense, a cannabis wholesale and distribution business. Mr. Asgary previously served as Vice President of Business Development of Alpha Modus, Corp. from January 2015 to November 2016.

In connection with Mr. Asgary’s appointment, on July 16, 2026, the Company entered into a Consulting Agreement (the “Agreement”) with Mr. Asgary’s entity, 9185-5759 Quebec Inc. (the “Consultant”), to be considered effective as of July 1, 2026, pursuant to which Mr. Asgary would serve as the Chief Strategy Officer of the Company and provide investor relations, ARIA commercialization, FlowSync implementation, AlphaCash branding, digital marketing, B2B sales support, IP claim expansion and other services to the Company, in consideration of the Company paying the Consultant $250,000 per year, and $250,000 of common stock warrants on or before August 1, 2026, with the number of shares determined based on the average closing price of the Company’s common stock for the 5 trading days prior to and ending on June 30, 2026, and a $0.0001/share exercise price, as a sign-on award. The Consultant will also be eligible to receive performance-based fees or awards, be reimbursed for expenses incurred in the course of performing services for the Company, and be entitled to 30 days of paid vacation during each 12-month period. The Agreement has an initial term of 5 years unless terminated earlier as provided in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Consulting Agreement, by and between Alpha Modus Holdings, Inc. and 9185-5759 Quebec Inc., dated July 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: July 22, 2026	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer